July 7, 2000                                SEC File No.  0-22720
===============================================================================


                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
    [ X]  Preliminary Proxy Statement
    [  ]  Definitive Proxy Statement
    [  ]  Definitive Additional Materials
    [  ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              CYCLO3PSS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              CYCLO3PSS CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
  [X]  No Fee Required
  [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
                                     N/A

    2) Aggregate number of securities to which transaction applies:
                                     N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                     N/A

    4) Proposed maximum aggregate value of transaction:
                                     N/A

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting free was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                                       N/A

    2) Form, Schedule or Registration Statement No.:  N/A

    3) Filing Party:  N/A

------------------------------------------------------------------------------

                             CYCLO3PSS CORPORATION
                             3646 West 2100 South
                           Salt Lake City, UT  84120

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held AUGUST 28, 2000


TO THE STOCKHOLDERS OF CYCLO3PSS CORPORATION

    The  Annual  Meeting  of the  Stockholders  of  Cyclo3pss  Corporation  (the
"Company"), will be held at the Company's offices located at 3646 West 2100 South, Salt Lake City, UT 84120 on August 28, 2000, at 11:00 a.m. local time, for the following purposes:

    1. To elect five (5) directors to serve until the 2001 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

    2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation which would effect a reverse stock split in which one new share of Common Stock would be exchanged for every four shares of Common Stock currently issued and outstanding (the "Reverse Stock Split"), all as more fully described in the accompanying Proxy Statement; and

    3. To transact such other business as may come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on July 24, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. Consequently, only holders of common stock of record on the transfer books of the Company at the close of business on July 24, 2000 will be entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors
                              of Cyclo3pss Corporation


                              William R. Stoddard
                              Chief Executive Officer


Salt Lake City, Utah
Dated: July 25, 2000

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.
------------------------------------------------------------------------------

                             CYCLO3PSS CORPORATION
                             3646 West 2100 South
                           Salt Lake City, UT  84120
                                 ------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 ------------

                          To Be Held August 28, 2000


     This Proxy Statement is dated July 24, 2000, and is first being mailed to Cyclo3pss Corporation Shareholders on or about July 25, 2000.

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cyclo3pss Corporation, a Delaware corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held August 28, 2000 and at any adjournment(s) thereof. The Meeting of Shareholders ("Meeting") will be held at the Company's offices at 3646 West 2100 South, Salt Lake City, Utah 84120 at 11:00 a.m., local time. The Company anticipates mailing this Proxy Statement and accompanying proxy card commencing on or about July 25, 2000, to all Shareholders entitled to vote at the meeting.

Matters to Be Considered at the Meeting

    The purpose of the Annual Meeting is for the shareholders of the Company to:

    1. Elect five Directors of the Company, each of whom is to hold office until the Annual Meeting of Shareholders in 2001 and until the due election and qualification of his successor;

    2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation which would effect a reverse stock split in which one new share of Common Stock would be exchanged for every four shares of Common Stock currently issued and outstanding (the "Reverse Stock Split"), all as more fully described in the accompanying Proxy Statement; and

    3. Consider and act upon any other matters as may properly come before the Meeting or any adjournments or postponements of the Meeting.

    The Board of Directors recommends a vote "for" each of the nominees listed on pages 5- 6 below and for the Amendment to the Company's Certificate of Incorporation.

Proxy Solicitation

    The Board of Directors is soliciting your proxy pursuant to this Proxy Statement. The entire cost of soliciting management proxies will be borne by the Company. Officers, directors and regular employees of the Company may solicit proxies in person or by telephone. They will receive no additional compensation for their services. The Company has requested brokers and nominees who hold stock in the Company in their names to furnish this Proxy Statement to their customers and the Company will reimburse these brokers and nominees for their related out-of-pocket expenses.

Record Date and Voting Securities

    The securities of the Company entitled to vote at the Meeting consist of shares of the Company's $.001 par value common stock. Only shareholders of record at the close of business on July 24, 2000, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding 27,782,853 shares of common stock which were owned by approximately 390 shareholders of record.

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Meeting will be necessary to constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of common stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

    Assuming a quorum is present:

          (i) directors of the Company will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the meeting (there will be no cumulative voting in the election of directors); and

          (ii) the affirmative vote of the holders of a majority of the issued and outstanding common stock present, in person or by proxy, and entitled to vote on the matter will be required for the approval of the Reverse Stock Split.

    Abstentions will be treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

    All proxies received pursuant to this solicitation will be voted at the Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the election of the nominees for director, FOR the Reverse Stock Split and in the discretion of the proxy holder as to any other business that comes before the meeting. In the event a shareholder specifies a different choice by means of the proxy card or a vote which is made by telephone, those shares will be voted in accordance with such shareholder's selections.

    A form of proxy is enclosed herewith for use. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                     PRINCIPAL STOCKHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding shares of the Company's common stock owned beneficially as of July 24, 2000, by (i) each director of the Company, (ii) all officers and directors as a group and (iii) each person known by the Company to beneficially own 5% or more of the outstanding shares of the Company's Common Stock:

Name and Address of            Amount and Nature of         Percent of
Beneficial Owner               Beneficial Ownership(1)      Class Ownership
-------------------------------------------------------------------------------
William R. Stoddard(2)(3)           4,150,957                    10.7%
3646 West 2100 South
Salt Lake City, UT  84120

Steve Sarich, Jr.(2)(4)             1,280,881                     3.3%
505 Madison Street
Suite 220
Seattle, WA  98104

Mondis Nkoy(2)(5)                     453,392                     1.2%
3646 West 2100 South
Salt Lake City, UT  84120

Michael J. Lakis(2)                   590,107                     1.5%
3646 West 2100 South
Salt Lake City, UT  84120

Durand Smith (6)(2)                 1,456,981                     3.8%
3646 West 2100 South
Salt Lake City, UT  84120

Richard C. Nelson  (1)(2)              61,536                     0.2%
3646 West 2100 South
Salt Lake City, UT  84120

All Officers and Directors
as a Group (6 Persons)             10,966,827                   28.31%

(1) As of July 24, 2000, there were 27,235,758 shares of the Company's common stock issued and outstanding and entitled to vote at the annual meeting. Additionally, there are currently exercisable options and warrants to purchase 11,496,581 shares of the Company's common stock. Therefore, under the rules of the Securities and Exchange Commission, there are deemed to be 38,732,339 shares of the Company's common stock issued and outstanding for purposes of the table above. The shares issuable upon the exercise of the options can only be voted at a shareholders meeting if the options are exercised and the shares issued prior to the record date for the meeting. The shares issuable upon the conversion of promissory notes can only be voted at a shareholders meeting if the notes are converted and the shares issued prior to the record date of the meeting.

(2) These individuals are the directors and/or officers of the Company as of July 24, 2000.

(3) Mr. Stoddard is the record owner of 618,031 of these shares. The 4,150,957 figure includes 3,504,354 shares which may be acquired by Mr. Stoddard from the Company pursuant to a currently exercisable option and 28,572 shares which may be purchased pursuant to a currently exercisable Warrant.

(4) The 1,280,881 shares of total beneficial ownership shown for Mr. Sarich includes 1,237,309 shares owned of record by Mr. Sarich and an affiliated company (321 Investments), 15,000 shares which may be acquired upon exercise of a currently exercisable stock option and 28,572 shares which may be purchased pursuant to a currently exercisable Warrant.

(5) The 453,392 shares of total beneficial ownership shown for Ms. Nkoy includes 5,000 shares owned of record by Ms. Nkoy, the controller and the Corporate Secretary of the Company and 448,392 shares which may be acquired by Ms. Nkoy from the Company pursuant to employment stock option agreements. All of these options are currently exercisable.

(6) The 1,456,981 shares of total beneficial ownership shown for Dr. Smith includes 71,000 shares owned of record by Dr. Smith, a director and employee (vice president of research and development) of the Company and 1,385,981 shares which may be acquired by Dr. Smith from the Company pursuant to employment stock option agreements. All of these options are currently exercisable.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

      The Company's Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The full Board of Directors currently consists of five Directors. All five of the directors will be elected at the Meeting. Such directors will serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Shareholders do not have cumulative voting rights in the election of directors (each common shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election as directors of the persons identified as nominees for directors in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

      The following table sets forth certain information with respect to the nominees.

            Name                  Age           Director Since
      ----------------------------------------------------------
      William R. Stoddard         47                 1990
      Durand M. Smith             52                 1999
      Steve Sarich, Jr.           78                 1993
      Michael J. Lakis, Jr.       63                 1997
      Richard C. Nelson           69                 1999

     William R. Stoddard. Mr. Stoddard has been an officer and director of the Company since 1990. From 1986 to 1989, Mr. Stoddard was the Chief Financial Officer of Medivest, Inc. and its subsidiaries. From 1988 to 1990, he was Chief Financial Officer of Medivest Aviation Group, Inc.

     Durand M. Smith, Ph.D. Dr. Smith has been the Vice President of Research and Development for the Company since March 1998 and has been a director of the Company since April 1999. Dr. Smith is the former Manager of Advanced Space Programs for General Electric's Aerospace and Defense Group (1973-1988) and Vice President of Engineering for Ithaco Inc, a spacecraft-hardware-engineering firm (1988-1993). Dr. Smith also served as COO of Orion International Technologies (1993-1996), an engineering services company. Prior to joining Cyclopss, Dr. Smith served as the Governor's Science Advisor for the State of New Mexico.

     Michael J. Lakis. Mr. Lakis joined the board of directors on December 1, 1997. Most recently, he served as President and Chief Operating Officer - North America for Del Monte Fresh Produce Company. Prior to this post, Mr. Lakis was with Chiquita Brands Inc., where he built up over 37 years of experience and serving as President from 1979 to 1992.

     Richard C. Nelson. Mr. Nelson joined the Company on March 24, 1999. Mr. Nelson is Vice President Emeritus and Consultant of Hyatt Hotels and Resorts. In June 1996, he retired from the day-to-day operations as Vice President and Managing Director of the Grand Hyatt Washington, a 900 room hotel he opened in 1987.

     Steve Sarich. Mr. Sarich has been a director of the Company since July 1993. Mr. Sarich is, and has been for the last 15 years, president of 321 Investment Co. Mr. Sarich is a director of Omega Environmental, Wall Data, Back Technologies, Inc., Ark Systems, Inc., Flo Scan Instrument, Multiple Zones
International and Talus Imaging Co. Mr. Sarich has been president of Arctic Ventures, Inc. and C.S.S. Management Co. since 1988.

Committees and Meetings

     The Board of Directors held twelve (12) meetings during the last fiscal year. The number of meetings attended by each director is as follows: William R. Stoddard-12; Durand M. Smith - 6; Michael J. Lakis, Jr. - 12; Steve Sarich, Jr.
- 12; and Richard C. Nelson - 11.

     The Board of Directors has established the following committees: (i) Audit Committee; and (ii) Compensation Committee..

      The Audit Committee recommends annually to the Board of Directors the appointment of the independent public accountants of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties. The Audit Committee is comprised of Messrs Sarich and Nelson and held one meeting during the fiscal year.

     The Compensation Committee conducts an annual performance review of the Company's senior management and establishes their salaries, bonuses and stock ownership awards. The Compensation Committee consists of Messers Sarich and Lakis. The Compensation Committee held 2 meetings during the year ended February 29, 2000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information concerning compensation for services rendered for the past three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:

                                         Annual Compensation     Long-Term Compensation
                                        --------------------------------------------------
                                                                    Awards                     Payouts
                                                                 --------------------------------------------
                       Year                           Other         Options/                LTIP
Name and Position   ended 2/28  Salary    Bonus   Compensation   Stock Awards    SAR's(#)  Payouts   Other Comp
---------------------------------------------------------------------------------------------------------------

William R. Stoddard    2000    $150,000(2) -0-        -0-         2,654,354(1)   -0-        -0-        -0-
Chairman, CEO          1999    $150,000(2) -0-        -0-           450,000(1)   -0-        -0-        -0-
                       1998    $150,000    -0-        -0-           -0-          -0-        -0-        -0-

John M. Williams       2000       -0-      -0-        -0-           -0-          -0-        -0-        -0-
Chairman/CEO           1999       -0-      -0-        -0-           -0-          -0-        -0-        -0-
 (Retired December,    1998     $96,000    -0-        -0-           -0-          -0-        -0-        -0-
  1997)

Durrand M. Smith       2000    $120,000    -0-        -0-         1,105,981(1)   -0-        -0-        -0-
Vice-President,        1999    $120,000    -0-        -0-           350,000(1)   -0-        -0-        -0-
 Research and Development

Gary Bratcher          2000       -0-      -0-        -0-           -0-          -0-        -0-        -0-
Chairman, CEO (March   1999    $235,000    -0-        -0-           -0-          -0-        -0-        -0-
 of 1999 to resignation
 August of 1999)

      (1) Options to acquire shares of common stock
      (2) William R. Stoddard has deferred $59,375 of his annual salary for fiscal 1999 and $31,875 for fiscal 2000, for a total of $91,250, due to cash constraints of the Company





Stock Options Granted to Executives

      On April 19, 1999, a grant was made for 450,000 shares to Mr. Stoddard at $.10 per share. At the same time, options were granted to Dr. Durand Smith for 350,000 shares at $.10 per share. These options vested on the date of grant and were exercisable on that date. A Form S-8 was filed on May 13, 1999 to register common shares underlying these options.

      On December 6, 1999, an additional grant was made for 2,654,354 shares to Mr. Stoddard at $.065 per share. At the same time, additional options were granted for Dr. Durand Smith for 1,105,981 shares at $.065 per share and for Mondis Nkoy for 442,392 shares at $.065. These options vested on the date of grant and were exercisable on that date. A Form S-8 was filed on March 7, 2000 to register common shares underlying these options.

      As of February 29,  2000,  none of the options  granted in the  Employment
Agreements have been exercised. The Options granted in the original three-year Employment Agreements were approved by the Company's stockholders at the Annual Meeting of Stockholders held December 10, 1993. The shares of common stock underlying the originally granted Options were registered by the Company with the filing of Forms S-8 dated August 31, 1995, May 13, 1999, and March 7, 2000 which are incorporated herein by reference.

                    Option/SAR Grants in last fiscal year
                              Individual Grants

                            Number of Securities         % of Total options/SAR
                         underlying Options/SARs          Granted to employees       Exercise or
Name                            Granted (#)                   In fiscal year         Base price      Expiration Date
---------               --------------------------       -----------------------   ---------------  -----------------

William R. Stoddard             2,654,354                           62%                $ .065           12/6/2004
Durand Smith                    1,105,981                           25%                $ .065           12/6/2004




Aggregate Option Exercises and Number/Value of Unexercised Options

      The following table provides information concerning the exercise of options during the last fiscal year by persons named in the Summary Compensation Table, the number of unexercised options held by such persons at the end of the last fiscal year, and the value of such unexercised options as of such date:



Name

                                                                     Nature of                   Value of Unexercised
                    Shares Acquired           Value             Unexercised Options             In-the-Money Options
Name                on Exercise (#)        Realized ($)           at 2/28/99 (#)                  at 2/29/2000 ($)(1)
------------        ----------------       ------------     --------------------------          ---------------------
                                                            Exercisable   Unexercisable       Exercisable   Unexercisable

William R. Stoddard      -0-                   -0-            3,504,354        -0-             $2,013,877      0
Durrand Smith            -0-                   -0-            1,455,981        -0-               $939,670      0




1 An "In-the-Money" stock option is an option for which the market price of the Company's Common Stock underlying the option on February 29, 2000 exceeded the option exercise price. The value shown is calculated by multiplying the number of unexercised options by the difference between (I) the closing price for the Common Stock on Small Cap Bulletin Board Market on February 29, 2000 ($.7188) and (ii) the exercise price of the stock options ($1.85 for the 300,000 Exercisable options granted under the original Grant and $1.07 for the 100,000 exercisable options granted under the extensions; $5.44 for 6,000 and $.125 for 4,300 exercisable options for Mondis Nkoy; $.10 for Mr. Stoddard's 450,000, Mr. Smith's 350,000 and Ms. Nkoy's 15,000 exercisable options; and $.065 for Mr. Stoddard's 2,654,354, Mr.
Smith's 1,105,981 and Ms. Nkoy's 442,392 exercisable options).

Compensation of Directors

      The Company's non-employee directors are paid $500 for each Board of Directors Meeting attended and $250 for each telephonic meeting. On August 26, 1993, the Company's Board of Directors approved a Non-Employee Director's Stock Option Plan which provides for the issuance of a maximum of 75,000 shares of the Company's common stock pursuant to the exercise of options granted under the Plan. The Plan provides that each non-employee director will be issued an option to purchase 5,000 shares of the Company's common stock on the date of the Company's Annual Meeting of Stockholders, commencing in 1994. After an option is granted, it will be exercisable for a period of five years. The Options granted under this plan are exercisable at $1.85 per share. This Non-Employee Director's Stock Option Plan was approved by the Company's stockholders at the Annual Meeting of Stockholders held December 10, 1993. The shares of the Company's common stock underlying these options were registered by the Company with the filing of Form S-8 dated August 31, 1994, which is incorporated herein by reference.

      Effective September 1, 1996 the Company's Board of Directors approved an additional 25,000 options to be granted, 5,000 shares each to Non-Employee Directors on the date of the Company's Annual Meeting of Stockholders in 1997. After these options were granted, they are exercisable for a period of five years. The Options granted under this additional plan are exercisable at $1.07 per share, which is deemed to have been the fair market value of the Company's common stock on September 1, 1996, the date the plan was approved and enacted. Due to the cash restraints of the Company, the board compensation was accrued for about a year and a half, or sixteen telephonic meetings, and was paid pursuant a board resolution on November 24, 1999, in Company's stock at $.065 per share. These shares were registered by the Company with the filing of Form S-8 dated March 7, 2000, which is incorporated herein by reference.

      In addition to the cash compensation described above, currently, each new director is granted an option to purchase 5,000 shares of the Company's common stock upon joining the Board and additional options to purchase 1,500 shares for each Board Meeting attended. The options for each Board Meeting attended are to be issued on the date of each Annual Meeting of Shareholders. For the fiscal year ended February 29, 2000, Directors Sarich and Lakis will be granted, on the August 28, 2000 (the date of the Annual Meeting of Stockholders), options to purchase 18,000 shares of the Company's common Stock and on such date, Director Nelson will be granted an option to purchase 21,500 shares of the Company's common stock.

Stock Incentive Plan

      On December 21, 1992, the Company's Board of Directors approved a Stock Incentive Plan (the "Plan") which provides for the issuance of a maximum of 270,000 shares of the Company's Common Stock pursuant to the exercise of options granted under the Plan. Options granted under the Plan are intended to comply with Section 422 of the Internal Revenue Code of 1986. On May 9, 1994, the Plan was amended by the Board of Directors. Such amendments did not increase the number of options which may be issued, change the persons who may be granted options or in any way materially affect the Plan. The Plan is administered by the Board of Directors or a committee of the Board which selects the persons to whom options are granted and the terms of the options. The Plan provides that the option price may not be less than 100% of the fair market price on the date the option is granted and that no option may be exercisable for longer than 10 years. The 1992 Stock Incentive Plan was approved by the Company's stockholders at the Annual Meeting of Stockholders held December 10, 1993. Options under the Plan may be granted to directors and key employees of the Company. The shares of common stock underlying the Options granted under the Plan were registered by the Company with the filing of Form S-8 dated August 31, 1994, which is incorporated herein by reference.

      Options Granted under the Plan. As of July 24, 2000, the following options have been granted under the 1992 Stock Incentive Plan:

      On March 1, 1993, options to purchase an aggregate of 18,000 shares were granted to three non-management employees. Such options are exercisable at $1.75 per share for a period of 7 years commencing one year from the date such options were granted and subject to certain provisions of the Incentive Plan. As of February 29, 2000, 14,000 of these Options have been exercised and 4,000 of these options were canceled pursuant to the terms of the plan when the optionee's employment with the Company terminated.

      On November 11, 1993, options to purchase a total of 49,000 shares were granted to 11 employees of the Company, none of whom were officers or directors of the Company at the time of the grant. These Options are exercisable at $1.85 per share. Subsequently, 36,000 of these Options canceled pursuant to the terms of the plan when the optionee's employment with the Company terminated. As of February 29, 2000, 13,000 of these Options have been exercised and none were still outstanding.

      On January 1, 1995, options to purchase a total of 45,000 shares were granted to ten employees of the Company, none of whom are officers or directors of the Company. All of such options are exercisable at $5.44 per share. Subsequently, 39,000 of these options were canceled pursuant to the terms of the plan when the optionee's employment with the Company terminated. As of February 29, 2000, 6,000 of these options were still outstanding.

      On February 29, 1996, options to purchase a total of 44,500 shares were granted to twelve employees of the Company, none of whom are officers or directors. All such Options are exercisable at $2.79 per share. Subsequently, 38,500 of these options were canceled pursuant to the terms of the plan when the employment of the optionee's with the Company terminated. As of February 29, 2000, 6,000 of these options were still outstanding.

      On June 1, 1997, options to purchase a total of 15,000 shares were granted to an employee of the Company who is an officer. These options are exercisable at $.94 per share. As of February 28, 1999, all 15,000 of these options were still outstanding. The exercise price of these options were changed to $ .10 per share on April 19, 1999.

      On May 1, 1998, options to purchase a total of 23,625 shares were granted to two employees of the Company, none of whom are officers or directors of the Company. All of such options are exercisable at $1.99 per share. Subsequently, 13,125 of these options were canceled pursuant to the terms of the plan when the employment of the optionee's with the Company terminated. As of February 29, 2000, 10,500 of these options were still outstanding.

      On October 1, 1998, options to purchase a total of 11,250 shares were granted to an employee of the Company, who is not an officer or director of the Company. All of such options are exercisable at $.25 per share. Subsequently, all of these options were canceled pursuant to the terms of the plan when the employment of the optionee's with the Company terminated. As of February 29, 2000, none of these options were still outstanding.

     On March 1, 1999, options to purchase a total of 23,328 shares were granted to six employees of the Company, none of whom are officers or directors of the Company. All of such options are exercisable at $.125 per share. Subsequently, 9,100 of these options were canceled pursuant to the terms of the plan when the employment of the optionee's with the Company terminated. As of February 29, 2000, 14,228 of these options were still outstanding.

      On September 1, 1999, options to purchase a total of 8,500 shares were granted to two employees of the Company, none of whom are officers or directors of the Company. All of such options are exercisable at $.1562 per share. As of February 29, 2000, all of these options were still outstanding.

      On October 1, 1998, options to purchase a total of 120,000 shares were granted to an employee of the Company, who is not an officer or director of the Company. This option is exercisable at $.08 per share. As of February 29, 2000, all of these options were still outstanding.

      As of February 29, 2000, there are 165,228 shares granted and outstanding, which leaves 104,772 shares available for grant under the 1992 Stock Incentive Plan.

                                  PROPOSAL TWO
                  APPROVAL OF AN AMENDMENT TO THE COMPANY'S
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                       TO EFFECT THE REVERSE STOCK SPLIT

Overview

      At the Annual Meeting, the shareholders will vote upon a proposal to approve and adopt an Amendment to the Company's Amended and Restated Certificate of Incorporation. A copy of the Amendment is attached to this Proxy Statement as Exhibit "A" and is incorporated herein by reference. If approved, the Amendment would effect a 1-for-4 Reverse Stock Split in which each four shares of issued Common Stock of the Company, whether issued and outstanding or held in treasury, will be reclassified and changed into one share of new Common Stock of the Company effective at the close of business of the date on which the Amendment is filed with the Secretary of State of the State of Delaware. Fractional shares resulting from the Reverse Stock Split will be rounded down to the next whole number. As a result of the Amendment, the outstanding Common Stock of the Company will be reduced from 27,782,853 shares outstanding to approximately 6,945,713 shares outstanding.

      The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its shareholders and unanimously recommends that the shareholders vote for approval of the Amendment.

      Shareholder approval of this proposal is required under Delaware Law. Approval of the Amendment requires the affirmative vote of a majority of votes cast by the holders of outstanding shares of Common Stock. If the shareholders do not approve this proposal, then the Certificate of Incorporation will remain the same, and the Reverse Stock Split will not be consummated.

Reasons for the Reverse Stock Split

         The primary reason for the Reverse Stock Split is to try to raise the market price of the Common Stock to stabilize the market price and to potentially attract larger investors. The Board of Directors of the Company also believes that the relatively low market price of the Common Stock may impair the acceptability of the Common Stock to institutional investors, professional investors and other members of the investing public. Therefore, the Board of Directors believes that by raising the market price of the Common Stock, the investment community will more favorably consider an investment in the Company.

      Because the broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock at its current relatively low market price. If approved, the Reverse Stock Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in lots of 100 shares or more.

      The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investing public and possibly promote greater liquidity for the Company's shareholders, although it is possible that such liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the new Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

      There can be no assurance, however, that the foregoing hoped-for effects will occur following the Reverse Stock Split, that the market price of the new Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, that such market price will approximate four times the market price before the proposed Reverse Stock Split, or that such market price will exceed or remain in excess of the current market price.

      Approval of the Reverse Stock Split itself will not affect any shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the rounding down of fractional shares. The Reverse Stock Split should not reduce significantly the number of shareholders of the Company. The shares of Common Stock which will be issued upon approval of the Reverse Stock Split will be fully paid and non-assessable. The voting rights and other privileges of the holders of Common Stock will not be affected substantially by adoption of the Reverse Stock Split or the subsequent implementation thereof. If for any reason the

Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Split Effective Date (as defined below), without further action by the shareholders of the Company.

Reverse Stock Split

      If the shareholders approve the Amendment, the Amendment will be filed with the Secretary of State of the State of Delaware on such date as may be selected by the Company's Board of Directors but in no event later than August 31, 2000. The Reverse Stock Split will become effective at the close of business on the date of such filing (the "Split Effective Date"). On the Split Effective Date, shareholders of the Company who own four or more shares on such date will be deemed to own one new share for every four shares owned. No fractional shares of Common Stock will be issued. All fractional shares resulting from the Reverse Stock Split will be rounded down to the next whole number.

      Although the Company's Board of Directors believes that the Amendment is advisable, the Amendment may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Split Effective Date, without further action by the shareholders of the Company.

      Shareholders of the Company do not have dissenters rights under Delaware law or under the Company's Amended and Restated Certificate of Incorporation or Bylaws in connection with the adoption of the Amendment.

Federal Income Tax Consequences

      The following discussion summarizes the material U.S. federal income tax consequences of the Reverse Stock Split that will apply to holders of the Company's Common Stock who hold their Company Common Stock as capital assets. This discussion is based on certain representations by the Company and upon certain assumptions by the Company. In addition, this discussion is based on the current provisions of the Internal Revenue Code of 1986, referred to as the Code, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, whether or not retroactive, could alter the tax consequences described below.

      Shareholders should be aware that this discussion does not deal with all U.S. federal income tax considerations that may be relevant to a particular shareholder of the Company in light of that shareholder's particular circumstances or to a shareholder who is subject to special rules, such as a shareholder who is a dealer in securities, who is subject to the alternative minimum tax provisions of the Code, who acquired shares in connection with a stock option or stock purchase plan or other compensatory transaction, or who holds the Company Common Stock as part of a hedging, straddle or other risk reduction strategy. In addition, the following discussion does not address the tax consequences of the arrangement under state, local or foreign tax laws.

         Each shareholder of the Company's Common Stock is urged to consult that shareholder's own tax adviser as to the specific consequences of the arrangement to the shareholder under applicable federal, state, local and foreign tax laws.

      It  is  intended   that  the  Reverse   Stock  Split  will   constitute  a
reorganization with the meaning of Section 368(a)(1)(E) of the Code. If the Reverse Stock Split constitutes a reorganization, the Company will not recognize gain or loss.

      A shareholder who receives new shares pursuant to the Reverse Stock Split will not recognize any gain or loss as a result of the Reverse Stock Split. Such shareholder will have the same aggregate tax basis in the new shares as the shareholder had in the shares held before the exchange. Such shareholder also will include in the holding period of the new shares the holding period of the shares exchanged.

Exchange of Certificates

      On the Split Effective Date, each certificate representing existing shares of Common Stock will automatically be deemed for all purposes to evidence ownership of the appropriate reduced number of new shares of Common Stock. As soon as practicable after the Split Effective Date, shareholders will be notified and requested to surrender their certificates for their existing shares with instructions as to how to receive new certificates. No certificates should be surrendered until such notice is received. Certificates for existing shares will be exchanged for certificates representing new shares to which transmitting shareholders are entitled after the Reverse Stock Split.

Effect of Reverse Stock Split on Warrants and Options

         On the Split Effective Date, all outstanding warrants and options to purchase the Company's Common Stock will be adjusted to give effect to the Reverse Stock Split by multiplying the number of shares issuable upon the exercise of outstanding Warrants by the fraction 1/4 and by multiplying the exercise price of outstanding warrants and options by the whole number four.

         The Board of Directors of the Company unanimously recommends that you vote "for" Proposal Two.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Company's financial statements have been examined by Ernst & Young, independent certified public accountants. The selection of these independent accountants for the current fiscal year has been made by the Board upon the recommendation of the Audit Committee. As in the past, a representative of Ernst & Young, is expected to be present at the meeting and such representative will have the opportunity to make a statement and respond to appropriate questions.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16 of the Exchange Act requires the filing of reports for sales of the Company's common stock made by officers, directors, and 10% or greater shareholders. A Form 4 must be filed within 10 days after the end of the calendar month in which a sale or purchase occurred. Based upon the review of the Form 4's filed with the Company, no disclosure is required regarding late filings.

                       RIGHTS OF DISSENTING SHAREHOLDERS

      The matters to be considered and acted upon at the Meeting do not create any dissenting shareholders rights under Delaware corporation law.

                             STOCKHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received by the Company by May 1, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 Meeting.

                                 ANNUAL REPORT

      The Company's Annual Report on Form 10-KSB for the year ended February 29, 2000, is being mailed to stockholders with this Proxy Statement.

                                 OTHER MATTERS

      The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not have notice on or prior to July 24, 2000 are to be presented at the Meeting; (ii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; and (iii) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

      Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it promptly in the enclosed envelope.

                                    By Order of the Board of Directors


                                     /s/ William R. Stoddard
                                   -------------------------------------
                                         William R. Stoddard
                                         Chief Executive Officer

July 24, 2000

Attached: Proposed Articles of Amendment to Certificate of Incorporation

                             ARTICLES OF AMENDMENT
                    TO THE CERTIFICATE OF INCORPORATION OF
                             CYCLO3PSS CORPORATION


      Pursuant to Section 242 of Title 8 of the General Corporation Law of the State of Delaware, the undersigned corporation hereby adopts the following Certificate of Amendment to its Certificate of Incorporation:

      FIRST:  The name of the corporation is Cyclo3pss Corporation.

      SECOND: The following amendment to the Certificate of Incorporation of Cyclo3pss Corporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation at a meeting held August 28, 2,000 in the manner prescribed by the General Corporation Law. Article IV-Capital Stock, of the Restated Certificate of Incorporation of Cyclo3pss Corporation is hereby amended to as to add thereto a new paragraph 4 (D) to read as follows:

            Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, each outstanding share of previously existing Common Stock shall be and hereby is converted into and reclassified as one-fourth of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued and any such fractional share will be rounded down to the next whole number. The Reverse Stock Split provided for herein shall have no effect on the Par Value of the Corporation's Common Stock or on the number of shares of the Corporation's Common Stock authorized.

     THIRD: The number of shares of the Corporation outstanding at the time of the adoption of such amendments was 27,782,583 and the number entitled to vote thereon was 27,782,583.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

            Class                         Number of Shares

            Common Stock                   27,782,583

      FIFTH: The number of shares of common stock voted of such amendment was _________, with ________ opposing and ________ abstaining.

      SIXTH: This amendment provides for the reclassification of the shares as a result of the reverse stock split provided for herein and for the cancellation of issued shares in connection with the rounding down of fractional shares to the next whole number as a result of the reverse stock split described above.

      SEVENTH: This amendment does effect a change in the stated capital of the corporation as set forth above.

      IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment to the Certificate of Incorporation for the corporation this 28th day of August, 2000.

                                       Cyclo3pss Corporation


                                       By ______________________________
                                          William R. Stoddard, President

Attest:

--------------------------------
Mondis Nkoy, Secretary

                                    APPENDIX A



                                      PROXY
                              CYCLO3PSS CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                                 August 28, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

      The undersigned hereby appoints William R. Stoddard, CEO and director of Cyclo3pss Corporation, or any member of the Board of Directors with power of substitution, to represent and vote on behalf of the undersigned, all shares of common stock of Cyclo3pss Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 28, 2000, at 11:00 a.m., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the Proxy Statement for the meeting, receipt of which is hereby acknowledged.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1) and (2).

1. ELECTION OF DIRECTORS    FOR all nominees listed below      NO AUTHORITY
                            (except as marked to the           to vote for all
                            contrary below) ____               nominees listed
                                                               below ____

   William R. Stoddard, Durand M. Smith, Steve Sarich, Michael J. Latkis, Jr., and Richard C. Jensen.

   INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

                 __________________________________________________________.

2. Approval of Reverse Split. A proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation which would effect a reverse stock split in which one new share of Common Stock would be exchanged for every four shares of Common Stock currently issued and outstanding, all as more fully described in the Company's Proxy Statement.

               For ____      Against ____        Abstain ____

      IN THEIR DISCRETION, Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SET FORTH ABOVE.

      Please sign exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. Please return this Proxy in the enclosed envelope.

Dated:______________________       ________________________________________
                                   Signature

____________________________       ________________________________________
Number of shares owned             Please print name clearly